Exhibit 99.2

SPRIX Nasal Spray

(A Product Line of Luitpold Pharmaceuticals, Inc.)

Abbreviated Financial Statements

As of and for the nine months ended December 31, 2014

And

As of and for the year ended March 31, 2014

(With Independent Auditors’ Report Thereon)

SPRIX Nasal Spray

(A Product Line of Luitpold Pharmaceuticals, Inc.)

Contents
Independent Auditors’ Report

Abbreviated Financial Statements

Statements of Assets Acquired as of December 31, 2014 and March 31, 2014
Statement of Revenues and Direct Expenses for the nine months ended December 31, 2014 and for the year ended March 31, 2014
Notes to Abbreviated Financial Statements

Independent Auditors’ Report

The Board of Directors
Luitpold Pharmaceuticals, Inc:

We have audited the accompanying abbreviated financial statements of SPRIX (a product line of Luitpold Pharmaceuticals, Inc.), which comprise the statements of assets acquired as of December 31, 2014 and March 31, 2014, the statements of revenues and direct expenses for the nine months and year ended December 31, 2014 and March 31, 2014, respectively, and the related notes to the abbreviated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of the abbreviated financial statements in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on the abbreviated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the abbreviated financial statements referred to above present fairly in all material respects, the SPRIX assets acquired as of December 31, 2014 and March 31, 2014, and its revenues and direct expenses for the nine months and year ended December 31, 2014 and March 31, 2014, respectively, in accordance with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 1 to the abbreviated financial statements, which describes that the accompanying abbreviated financial statements were prepared to present the SPRIX assets acquired by Egalet US, Inc. pursuant to a product acquisition agreement, and are not intended to be a complete presentation of SPRIX’s assets and liabilities.  Our opinion is not modified with respect to this matter.

Melville, New York

March 24, 2015

SPRIX Nasal Spray

(A Product Line of Luitpold Pharmaceuticals, Inc.)

Statements of Assets Acquired

	December 31, 2014	March 31, 2014

Inventories, net	$885,117	$1,321,775

Property and equipment, net	123,468	131,887

Total assets acquired	$1,008,585	$1,453,662

See accompanying notes to abbreviated financial statements.

SPRIX Nasal Spray

(A Product Line of Luitpold Pharmaceuticals, Inc.)

Statement of Net Revenues and Direct Expenses

	For the nine months ended December 31, 2014	For the year ended March 31, 2014

Net product revenue	$2,423,580	$5,896,711

Cost of goods sold	505,575	8,129,500

Gross profit (loss)	1,918,005	(2,232,789)

Direct expenses:
Selling expenses	594,371	12,507,052
Amortization expense and write off of intangible asset	—	22,937,840
Research and development expenses	1,794,718	2,274,525

Total direct expenses	2,389,089	37,719,417

Direct expenses in excess of net product revenue	$(471,084)	$(39,952,206)

See accompanying notes to abbreviated financial statements.

SPRIX Nasal Spray

(A Product Line of Luitpold Pharmaceuticals, Inc.)

Notes to Financial Statements

December 31, 2014

(1)         Background

On January 8, 2015 Luitpold Pharmaceuticls, Inc. (“Luitpold” or “the Company”) and Egalet US, Inc. (“Egalet US”) entered into and consummated the transactions contemplated by an Asset Purchase Agreement (the “Purchase Agreement”) pursuant to which Egalet US acquired specified assets and liabilities associated with Sprix® (ketorolac tromethamine) Nasal Spray (“SPRIX”).

Pursuant to an Purchase Agreement, Luitpold agreed to sell to Egalet US certain existing assets and rights related to the research, development, manufacture, import, export, commercialization, distribution, marketing, use, storage, transport, promotion, disposition or sales of SPRIX.  The product was approved for marketing by the United States Food and Drug Administration under NDA # 022382 marketed under the trademark SPRIX.

In December 2010, Luitpold entered into an Agreement and Plan of Merger with ROXRO Pharma Inc. whereby Luitpold obtained certain assets and rights related to SPRIX (ketorolac tromethamine) nasal spray, a non-steroidal anti-inflammatory drug (NSAID) indicated in adult patients for the short-term management of moderate to moderately severe pain.The accompanying abbreviated financial statements have been prepared from the books and records of Luitpold and are solely for the purpose of presenting the assets acquired by Egalet US pursuant to the Purchase Agreement, and the historical revenues and direct expenses of the operations of SPRIX for the nine months ended December 31, 2014 and the fiscal year ended March 31, 2014.

(2)         Basis of Presentation

These accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission under Rule 3-05 of Regulation S-X. Historically, complete financial statements have never been prepared for SPRIX as Luitpold did not maintain SPRIX as a stand-alone business, division or subsidiary for the periods presented, and, therefore, it is impractical to prepare stand-alone or full carve-out financial statements for SPRIX. The statement of assets acquired and net revenues and direct expenses of SPRIX have been derived from the operating activities attributed to SPRIX from Luitpold’s books and records. The statement of net revenues and direct expenses does not purport to reflect all of the costs, expenses, and cash flows that would have been associated had SPRIX been operated as a stand-alone, separate entity. In addition, the statement of net revenues and direct expenses may not be indicative of the operating results going forward given the omission of certain corporate overhead described in the notes to the financial statements and changes in the business that may be made by the acquirer.  No additional or separate allocations have been made for certain general and administrative, interest or income tax expenses as Luitpold considered such items to be corporate expenses and not directly related to SPRIX.

Statements of cash flows are not presented as such data was not maintained by Luitpold for the product line acquired as it did not operate as a separate business or a separate legal entity.

(3)         Use of Estimates and Assumptions in the Preparation of Financial Statements

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates about future events and assumptions that may affect the following: (i) the reported amounts of assets acquired and (ii) the reported amounts of revenues, including our product sales allowances and reserves, and direct expenses and related disclosures at the date of the abbreviated financial statements during each reporting period.  Future events and their effects cannot be determined with certainty.  Therefore, the determination of estimates requires the exercise of judgment.  Actual results could differ from those estimates, and any such differences could be material.

(4)         Summary of Significant Accounting Policies

(a)         Inventories

Inventories are stated at the lower of cost or market determined on the first-in, first-out method.

Inventories consist of the following:

	December 31, 2014	March 31, 2014
Raw materials	$527,717	$525,860
Work-in-process	—	384,667
Finished goods	357,400	411,248

	$885,117	$1,321,775

(b)         Revenue Recognition

Revenue from product sales is recognized when the earnings process is complete. Revenue for product sales is recognized at the time of shipment, when title and risk of loss have been transferred, collectability is reasonably assured and pricing is fixed and determinable. Net product sales include gross sales net of applicable provisions for government rebates, product returns, coupons and certain other customer discounts and wholesaler chargebacks. The following briefly describes the nature of the net sales adjustments:

Rebates and Other Discounts

These costs include estimated amounts for price rebate programs, charge backs from wholesalers and certain other sales-related items. These rebates are based primarily on volume purchases, the attainment of government mandates, market share levels, and wholesaler credits. Provision for these estimated costs are recorded at the time of sale and are periodically adjusted to reflect actual experience.

Product Returns

Customers can return product from up to six months prior to expiration until six months after expiration. These estimated costs are recorded at the time of sale and are periodically adjusted to reflect actual experience.

Coupons

Coupon programs are offered to patients to help lower out-of-pocket costs. These costs are recorded as a reduction to gross sales based on an estimate of the units to be redeemed at the coupon value.

(c)          Cost of Goods Sold

Costs of product sold include the direct costs of manufacturing the product and royalty payments to the license holder of the underlying SPRIX patents.  The amount of royalties was $40,040 for the nine months ended December 31, 2014 and $128,102 for the year ended March 31, 2014.

(d)         Direct Selling Expenses

Direct selling expenses represent third-party costs and in-house marketing expenses directly related to SPRIX as well as other costs that have been allocated to SPRIX based on reasonable activity-based methods, including certain freight and distribution costs.

(e)          Research and Development Expenses

Expenditures for research and development costs are expensed in the period incurred.

(f)            Property and Equipment, net

Property and equipment are recorded at cost.  Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized.  Depreciation is computed using the straight-line method.

Property and equipment consists of the following at:

	December 31, 2014	March 31, 2014
Machinery and equipment	$168,366	$168,366
Accumulated depreciation	44,898	36,479
Total property and equipment, net	$123,468	$131,887

(g)         Intangible Asset

Upon the acquisition of ROXRO Pharma Inc., Luitpold had recognized an intangible asset representing a product license associated with the SPRIX product line. Luitpold reviews amortizable intangible assets for impairment whenever changes in circumstances indicate the carrying amount of such assets may not be recoverable.  In performing such review for recoverability, Luitpold compares expected undiscounted future cash flows to the carrying value of identifiable intangibles.  If such assets are considered to be impaired, the impairment recognized is measured by the amount the carrying value exceeds the fair value of the asset.  During the year ended March 31, 2014, Luitpold wrote off $19,945,952, which represented the remaining unamortized balance of the intangible asset as the intangible asset was deemed to be fully impaired based on its estimated fair value.

(5)         Corporate Allocations

Luitpold performed certain corporate functions for the SPRIX product line for the nine months ended December 31, 2014 and the year ended March 31, 2014, including, but not limited to, corporate management, certain legal services, administration of insurance, treasury, payroll administration employee compensation, and benefit management and administration. The costs of these corporate services are not included in the statement of net revenues and direct expenses, as Luitpold does not allocate such costs by product. In addition, the statement of net revenues and direct expenses excludes any interest and income taxes of Luitpold.

(6)         Subsequent Events

Subsequent events have been evaluated through March 24, 2015, the date these abbreviated financial statements were issued.